Exhibit 99.1

Livent Corporation 2929 Walnut Street Philadelphia, PA 19104 USA 215.299.6000 Livent.com

For Release: Immediate

Media contact: Juan Carlos Cruz; (215) 299-6170

Juan.Carlos.Cruz@livent.com

Investor contact: Rasmus Gerdeman; (215) 299-5924

Rasmus.Gerdeman@livent.com

Livent Announces Pricing of Initial Public Offering

PHILADELPHIA, October 10, 2018 – Livent Corporation (NYSE: LTHM), a leading, global, fully integrated lithium company, today announced the pricing of its initial public offering of 20,000,000 shares of its common stock at a price to the public of $17.00 per share. The shares are expected to begin trading on the New York Stock Exchange on October 11, 2018 under the symbol “LTHM.” The offering is expected to close on October 15, 2018, subject to customary closing conditions.

In addition, Livent has granted the underwriters a 30-day option to purchase up to 3,000,000 additional shares of common stock at the initial public offering price less underwriting discounts and commissions.

BofA Merrill Lynch, Goldman Sachs & Co. LLC and Credit Suisse Securities (USA) LLC are acting as the joint lead bookrunners for the offering. Citigroup Global Markets Inc., Loop Capital Markets LLC and Nomura Securities International, Inc. are acting as co-managers.

The offering of these securities is being made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained, when available, from: BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, Third Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@baml.com; Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com; or Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, telephone: 1-800-221-1037 or by emailing newyork.prospectus@credit-suisse.com.

A registration statement relating to these securities has been filed with, and declared effective by, the United States Securities and Exchange Commission. This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Livent

For more than six decades, Livent has partnered with its customers to safely and sustainably use lithium technology to power the world. Livent is one of only a small number of companies with the capability, reputation, and know-how to produce high-quality finished lithium compounds that are helping meet the growing demand for lithium. The company has one of the broadest product portfolios in the industry, powering demand for green energy, modern mobility, the mobile economy, and specialized innovations, including light alloys and lubricants. Livent employs approximately 700 people throughout the world and operates manufacturing sites in the United States, England, India, China and Argentina. For more information, visit Livent.com.

Safe Harbor Statement under the Private Securities Act of 1995: Certain statements in this news release are forward-looking statements.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including a decline in the growth in demand for electric vehicles; adverse global economic conditions; volatility in the price for performance lithium compounds; risks relating to our production expansion and related capital expenditures; development and adoption of battery technologies that do not rely on performance lithium compounds as an input; the size of our international operations and sales, including political, financial and operational risks specific to Argentina and other countries where we have active operations, including China; customer concentration and the loss of, or significant reduction in orders from, large customers; failure to satisfy customer quality standards; fluctuations in the price of energy and certain raw materials; failure to achieve the expected benefits of our separation from FMC as well as the other factors described under the caption entitled “Risk Factors” in our registration statement on Form S-1 filed with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this news release to conform our prior statements to actual results or revised expectations.

# # #